Exhibit 12.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form 20-F of Converium Holding AG of our reports dated February 5, 2003 relating to the financial statements and financial statement schedules, which appear in this Form 20-F. We also consent to the references to us under the heading “Selected Financial and Other Data” in this Registration Statement.

PricewaterhouseCoopers Ltd

L. Marbacher	A. Hill

Zurich, Switzerland

April 2003